UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act Of 1934

                              RAND LOGISTICS, INC.
              (Exact name of registrant as specified in its charter

               DELAWARE                                  20-1195343
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

450 Park Avenue 10th Floor, New York, NY                                10022
(Address of principal executive offices)                              (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
333-117051 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

                                      Units
                                 Title of Class

                         Common Stock, $.0001 par value
                                 Title of Class

                         Common Stock Purchase Warrants
                                 Title of Class

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to Be Registered.

      On March 3, 2006, Rand Logistics, Inc. (formerly known as Rand Acquisition Corporation) (the "Corporation") acquired all of the stock of Lower Lakes Towing Ltd. ("Lower Lakes") (the "Acquisition"). Concurrently with the closing of the Acquisition, the Corporation filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation (the "Restated Certificate"). Such Restated Certificate was adopted by a vote of the stockholders of the Corporation at a special meeting held on February 28, 2006. The Restated Certificate contain the rights of security holders of the Corporation, which in certain instances, differ in material respects from the rights previously granted to security holders. A comparison of the rights granted to security holders is contained in the section entitled "Comparison of Stockholder Rights" on pages 131-133 of the definitive Proxy Statement of the Corporation filed by the Corporation with the Securities and Exchange Commission on February 2, 2006 pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Definitive Proxy Statement"), which section is incorporated herein by reference. Additionally, the description of the registrant's securities required by this item is contained in the section entitled "Description of the Rand's Securities Following the Acquisition" on pages 127-131 of the Definitive Proxy Statement, which section is incorporated herein by reference.

      The Restated Certificate is attached hereto as Exhibit 3.3, and is incorporated herein by reference.

Item 2. Exhibits.

      Item 2 is amended by adding thereto the following:

      3.3 Amended and Restated Certificate of Incorporation of Rand Logistics, Inc. incorporated by reference to the Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2006.


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

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934,as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         RAND LOGISTICS, INC.

                                         By: /s/ Laurence S. Levy
                                             -----------------------------
                                             Name:  Laurence S. Levy
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer

Date: May 10, 2006


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

                                  EXHIBIT INDEX

 Exhibit No.                             Description
-------------     --------------------------------------------------------------

    3.3 Amended and Restated Certificate of Incorporation of Rand Logistics, Inc. incorporated by reference to the Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2006.